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Exhibit 10.1

                 AMENDMENT TO PURCHASE AGREEMENT

     This Amendment to Purchase Agreement ("Amendment") dated as of April 12, 1996 is entered into by and among SA
Telecommunications, Inc., a Delaware corporation (the "
Purchaser"), and Howard Maddera, William L. Johnson and Marianne
Reed (collectively the "Sellers").

     WHEREAS, Purchaser and Sellers entered into a Purchase Agreement dated as of March 8, 1996 (the "Purchase Agreement), whereby, subject to the conditions stated therein, Purchaser agreed to purchase, and Sellers agreed to sell, the Purchase Notes, the Offset Notes, the Preferred Shares and the Warrants (as such terms are defined in the Purchase Agreement) for an aggregate of $2,775,500;

     WHEREAS, Purchaser and Sellers desire to amend the Purchase Agreement to extend the Closing and Anticipated Closing Date thereunder;
 .
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the first sentence of
Section 2 of the Purchase Agreement is hereby amended in its entirety to read as follows:

     The Closing under this Agreement shall occur at the offices of Purchaser at 3:00 p.m. on April 30, 1996 (the "Anticipated Closing Date") on or prior to which date Purchaser currently expects to (a) complete the financing of the purchase price set forth in Section 1 and 2 hereof (the "Financing) and (b) obtain the consent of Norwest Bank Minnesota, National Association to the transactions contemplated hereby and the Financing thereof (the "Bank Consent").

This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart. The terms of this Amendment and the Purchase Agreement as amended by this Amendment shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above written.

SA TELECOMMUNICATIONS, INC.             /s/ Howard Maddera

                                        Howard Maddera

By: /s/ Jack W. Matz Jr.                /s/ William L. Johnson
       Jack W. Matz Jr.                 William L. Johnson
Chairman and Chief Executive Officer

                                        /s/ Marianne Reed
                                        Marianne Reed

Address: 1600 Promenade Center,         Address for all Sellers:
         15th Floor                     c/o Howard Maddera
         Richardson, TX. 75080          110 Brentwood
                                        Levelland, TX  79336